Exhibit 99.1

CHC Group Ltd. Announces Pricing of Initial Public Offering of Ordinary Shares

Jan. 16, 2014 – New York – CHC Group Ltd., the parent company of CHC Helicopter S.A., today announced the pricing of its initial public offering of 31,000,000 of its ordinary shares, at a price to the public of $10 per share.

The securities are scheduled to begin trading tomorrow (Friday) on the New York Stock Exchange under the symbol “HELI.” CHC expects to use the net proceeds to repay certain CHC Helicopter debt and for general corporate purposes. The offering is expected to close on or about Jan. 23, subject to customary closing conditions.

To the extent that the underwriters sell more than the allotted ordinary shares, the underwriters will have the option to purchase up to an additional 4,650,000 ordinary shares from the company at the IPO price, less underwriting discounts.

J.P. Morgan, Barclays and UBS Investment Bank are serving as the joint book-running managers for the offering. The co-managers are HSBC; RBC Capital Markets; Wells Fargo Securities; BNP Paribas; Standard Bank; Cormark Securities (USA) Limited; Cowen and Company; Raymond James; Simmons & Company International; and Tudor, Pickering, Holt & Co.

A registration statement relating to these securities was filed and declared effective today (Thursday) by the U.S. Securities and Exchange Commission. The registration statement on Form S-1 may be accessed through the SEC’s website at www.sec.gov.

The offering is being made only by means of a prospectus. A final prospectus for the offering may be obtained, when available, from:

J.P. Morgan

c/o Broadridge Financial Solutions

1155 Long Island Ave.

Edgewood, NY 11717

1 866-803-9204

Barclays

c/o Broadridge Financial Solutions

1155 Long Island Ave.

Edgewood, NY 11717

1 888-603-5847

barclaysprospectus@broadridge.com

UBS Investment Bank

Attn: Prospectus Dept.

299 Park Ave.

New York, NY 10171

1 888-827-7275

This news release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About CHC Group Ltd.

CHC Group Ltd. is a commercial operator of helicopters focused on enabling customers to go further, do more and come home safely. CHC provides helicopter flight services to oil and gas companies and government search-and-rescue agencies, and helicopter maintenance, repair and overhaul services to organizations through the Heli-One segment. The company operates 238 aircraft in about 30 countries around the world.

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Cautionary Note on Forward-Looking Statements:

This announcement contains forward-looking statements, including statements relating to CHC Group Ltd.’s expectations regarding the beginning of trading on the New York Stock Exchange, the use of net proceeds from our initial public offering, the extent to which the underwriters sell more than the allotted ordinary shares, the expected timing of closing and our ability to satisfy the closing conditions. These statements are subject to significant risks and uncertainties, and actual results could differ materially from those projected. These risks and uncertainties include, without limitation, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the offering. There can be no assurance that CHC Group will be able to complete the initial public offering. Additional risks and uncertainties relating to CHC Group and its business can be found in the “Risk Factors” section of the prospectus related to the proposed offering, contained in the registration statement filed with the SEC. CHC Group undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in CHC Group’s expectations.

Contact Information

INVESTORS

Lynn Antipas Tyson

Vice President, Investor Relations

+1.914.485.1150

lynn.tyson@chc.ca

MEDIA

T.R. Reid

Vice President, Global Communications

+1.512.869.9094

t.r.reid@chc.ca